UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2006

GLOBAL INDUSTRIES, LTD.
    (Exact name of registrant as specified in its charters)

                    Louisiana                                     0-21086                                   72-1212563
        (State or Other Jurisdiction of           (Commission File Number)          (I.R.S. Employer
         Incorporation or Organization)                                                               Identification No.)

8000 Global Drive                                                         70665
      P.O. Box 442, Sulphur, LA                                            70664-0442
(Address of Principal Executive Offices)                                   (Zip Code)

Registrant's Telephone Number, including Area Code:  (337) 583-5000

       (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.02        RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 15, 2006, Global Industries, Ltd. issued a press release announcing its operating results for the fourth quarter and year ended December 31, 2005, a copy of which is attached as Exhibit 99.1 to this Report and incorporated by reference into this Item 2.02.

Item 9.01         FINANCIAL STATEMENTS AND EXHIBITS

                (a)            Financial statements of businesses acquired.
                                Not applicable.

                (b)            Pro forma financial information.
                                Not applicable.

                (c)            Exhibits.
                                99.1 Global Industries, Ltd. press release dated February 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.

Date:    February 15, 2006                   By:    /s/ PETER S. ATKINSON
                                                                    Name: Peter S. Atkinson
                                                                    Title:    President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
            Number           Exhibit Description

99.1                 Global Industries, Ltd. press release dated February 15, 2006.

                                                                                                      For Immediate Release
PRESS RELEASE                                                                       Contact: William Dore' Jr.
                                                                                                      Tel: 281.529.7979

Global Industries, Ltd. Announces Operating Results for the Fourth Quarter and Year Ended December 31, 2005

 Carlyss, Louisiana, (February 15, 2006) Global Industries, Ltd. (NASDAQ: GLBL) announced results for the quarter and year ended December 31, 2005. Revenues were $174.0 million for the fourth quarter of 2005 compared to revenues of $171.2 million for the same period in 2004. Gross profit was $29.5 million for the fourth quarter of 2005 compared to $43.2 million for the same period in 2004. The Company reported diluted earnings per share from continuing operations of $0.09 per share for the fourth quarter of 2005 compared to $0.05 per share for the comparable period in 2004. Additionally, results for the fourth quarter of 2004 included diluted earnings per share from discontinued operations of $0.14 per share, primarily resulting from the sale of our Liftboat Division.

The $13.7 million decline in gross profit between comparable quarters was primarily due to lower utilization in our Latin America and Asia Pacific segments. In Latin America, major projects which were started in 2004 and 2005 were substantially completed during the fourth quarter of 2005, and the OCD and GDMC Latin America segments prepared for new projects set to commence in earnest in early 2006. In OCD Asia Pacific, the working season for 2005 in China came to an end during the quarter, and additional equipment which had been relocated to this region during 2005 became temporarily idle. Additionally, the gross profit margin of our OCD Gulf of Mexico segment was negatively impacted by lower margins on intercompany services and the unscheduled release and demobilization of a vessel in Trinidad.

Income from continuing operations before income taxes for the fourth quarter of 2004 included the negative effect of $7.1 million of asset impairment costs, or $0.02 per diluted share, related to the impairment of two vessels and one facility.

Revenues for the year ended December 31, 2005 increased $225.3 million, or 49%, from 2004 to $688.6 million. Gross profit was $116.8 million for the year ended December 31, 2005, an improvement of $52.4 million compared to the year ended December 31, 2004. Income from continuing operations, net of taxes, was $34.8 million, an improvement of $28.2 million over 2004. Diluted earnings per share from continuing operations were $0.30 for the year ended December 31, 2005 compared to $0.06 per share for 2004.  Additionally, results for 2004 included diluted earnings per share from discontinued operations of $0.14 per share, primarily resulting from the sale of our Liftboat Division.

During the fourth quarter of 2005, we booked $175.0 million of new work resulting in a December 31, 2005 backlog of $576.1 million as compared to a backlog of $262.0 million at the end of 2004.

William J. Dore', Global's Chairman and Chief Executive Officer, said, "We are entering a phase in the cycle where there is robust demand for offshore construction services across all of our regions. Our long-term positive outlook is supported by record levels of inquiries and bidding activity. We anticipate backlog to continue on an upward trend.

 In the Gulf of Mexico, we see strong demand for offshore construction services, including diving, based on the amount of damage which occurred from last year's hurricane season. In addition, our worldwide major construction barge utilization for fiscal 2005 was 54% up 22% from fiscal year 2004.  As of December 31, 2005, our backlog in international regions was $537.8 million. Given this promising situation, we intend to redouble our efforts to address productivity issues and to take full advantage of this opportunity."

A conference call will be held at 9:00 a.m. Central Time on Thursday, February 16, 2006. Anyone wishing to listen to the conference call may dial 888.790.9477 or 210.234.9633 and ask for the "Global Fourth Quarter Earnings" call. Phone lines will open fifteen minutes prior to the start of the call. The call will also be webcast in real time on the Company's website at www.globalind.com, where it will also be archived for anytime reference until March 3, 2006.

All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by Global and cannot be recorded or rebroadcast without Global's express written consent.

Global Industries provides pipeline construction, platform installation and removal, diving services, and other marine support to the oil and gas industry in the Gulf of Mexico, West Africa, Asia Pacific, the Mediterranean, Middle East/India, South America, and Mexico's Bay of Campeche. The Company's shares are traded on The NASDAQ National Market under the symbol "GLBL."

This press release may contain forward-looking information based on current information and expectations of the Company that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially are: industry conditions, prices of crude oil and natural gas, the Company's ability to obtain and the timing of new projects, and changes in competitive factors. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual outcomes could vary materially from those indicated.

	Set forth are the Company's results of operations and selected balance sheet amounts for the periods indicated
	(In thousands, except per share amounts)
	Three Months Ended		Year Ended
	December 31		December 31
Results of Operations	2005	2004	2005	2004
Revenues	$173,957	$171,215	$688,615	$463,331
Cost of Operations	144,495	128,061	571,768	398,875
Gross Profit	29,462	43,154	116,847	64,456
Losses on Asset Impairment	--	7,073	--	7,173
Net (Gain) Loss on Asset Disposal	(3)	(111)	(5,303)	(18,246)
Selling, General and Administrative Expenses	14,004	9,425	50,916	37,923
Operating Income (Loss)	15,461	26,767	71,234	37,606
Other Expense (Income):
Interest Expense	2,050	4,668	10,192	14,797
Other	(2,232)	822	(4,972)	1,647
Income (Loss) From Continuing Operations
Before Income Taxes	15,643	21,277	66,014	21,162
Income Taxes (Benefit)	5,567	15,862	31,256	14,640
Income (Loss) From Continuing Operations,
Net of Taxes	10,076	5,415	34,758	6,522
Income (Loss) From Discontinued Operations,
Net of Taxes	--	16,107	--	15,910
Net Income (Loss)	10,076	21,522	34,758	$24,432

Basic Earnings Per Common Share:
Earnings (Loss) From Continuing Operations	$0.09	$0.05	$0.31	$0.06
Income (Loss) From Discontinued Operations	--	0.14	--	0.15
Basic Earnings (Loss) Per Share	$0.09	$0.19	$0.31	$0.21

Diluted Earnings Per Common Share:
Earnings (Loss) From Continuing Operations	$0.09	$0.05	$0.30	$0.06
Income (Loss) From Discontinued Operations	--	0.14	--	0.14
Diluted Earnings (Loss) Per Share	$0.09	$0.19	$0.30	$0.20

Weighted Average Common Shares
Outstanding:
Basic	114,428,000	111,034,000	113,959,000	108,746,000
Diluted	117,582,000	113,330,000	115,072,000	109,536,000

Other Data
Depreciation and Amortization	$10,539	$15,417	$51,194	$45,932
Deferred Income Taxes (Benefit)	(8,687)	21,489	350	21,569
Backlog at December 31, 2005 and 2004			576,134	261,956

	Set forth are the Company's results of operations for the periods indicated
	(In thousands)
	Three Months Ended		Year Ended
	December 31		December 31
Reportable Segments	2005	2004	2005	2004
Total Segment Revenues
Offshore Construction Division
Gulf of Mexico	$69,260	$27,974	$160,591	$65,076
West Africa	21,005	597	30,360	7,469
Latin America	24,100	85,332	255,784	238,986
Asia Pacific	31,020	20,676	132,258	76,702
Middle East	8,210	21,100	36,251	29,600
Subtotal	153,595	155,679	615,244	417,833
Global Divers and Marine Contractors
Gulf of Mexico	26,792	13,945	64,943	38,169
West Africa	1,740	92	1,909	617
Latin America	(104)	5,563	21,909	13,854
Middle East	10,993	8,700	46,140	24,913
Subtotal	39,421	28,300	134,901	77,553
Total	$193,016	$183,979	$750,145	$495,386

Intersegment elimination	(19,059)	(12,764)	(61,530)	(32,055)
Total segment revenues from external customers	$173,957	$171,215	$688,615	$463,331

Income (Loss) from Continuing Operations
Before Income Taxes
Offshore Construction Division
Gulf of Mexico	$13,915	$11,681	$41,541	$13,214
West Africa	1,467	(7898)	(12,003)	(22,655)
Latin America	(2,840)	5,380	(3,548)	26,430
Asia Pacific	(2,849)	3,119	(3,350)	(2,010)
Middle East	(1,134)	1,488	4,889	(5,716)
Subtotal	8,559	13,770	27,529	9,263
Global Divers and Marine Contractors
Gulf of Mexico	9,659	5,757	24,107	4,613
West Africa	782	(25)	724	(94)
Latin America	(1,209)	1,672	4,985	3,641
Middle East	(309)	241	9,659	4,086
Subtotal	8,923	7,645	39,475	12,246
Other	(1,839)	(138)	(990)	(347)
Total	15,643	21,277	66,014	21,162

	As of	As of
Selected Balance Sheet Amounts	December 31, 2005	December 31, 2004
Cash	$128,615	$143,161
Working Capital (including cash)	213,755	152,202
Total Assets	861,987	704,787
Debt	77,220	81,180
Shareholders' Equity	496,806	450,728